                                                                  Exhibit H(12)

                              AMENDMENT 2 TO THE
                            PARTICIPATION AGREEMENT
                                     AMONG
                  CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                                      and
                        PIMCO VARIABLE INSURANCE TRUST
                                      and
   ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC (Formerly, PA DISTRIBUTORS LLC)

   This amendment to the Participation Agreement dated April 15, 2002, as amended, (the "Agreement") between Connecticut General Life Insurance Company (the "Company"), PIMCO Variable Insurance Trust (the "Fund"), and Allianz Global Investors Distributors LLC (formerly, PIMCO Funds Distributors LLC) (the "Underwriter") is effective as of April 22, 2005. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

   WHEREAS, the Company, the Fund, and the Underwriter have entered into the Agreement to provide for the purchase by the Company, on behalf of one or more of its segregated asset accounts ("Accounts"), of shares of beneficial interest of the several series ("Portfolios") of the Fund;

   NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter hereby agree:

1. The final WHEREAS clause in the Agreement be amended to read as follows:

   "WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase Institutional Class and Administrative Class shares in the Portfolios listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolios") on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to the Account at net asset value;"

2. Schedule A to the Agreement is amended to read in its entirety as the Schedule A attached hereto.

   This amendment may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

                                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                                   By its authorized officer

                                   By:    /s/ Jeffrey S. Winer
                                          --------------------------------------
                                   Title: Vice President
                                   Date:  April 22, 2005

                                   PIMCO VARIABLE INSURANCE TRUST
                                   By its authorized officer

                                   By:    /s/ Jeffrey Sargeant
                                          --------------------------------------
                                   Title: Senior Vice President
                                   Date:
                                          --------------------------------------

                                   ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC
                                   By its authorized officer

                                   By:    /s/ E. Blakemoore
                                          --------------------------------------
                                   Title: Managing Director and CEO
                                   Date:
                                          --------------------------------------

                                  Schedule A

PIMCO Variable Insurance Trust Portfolios:

Institutional Class
Total Return Portfolio
Money Market Portfolio

Administrative Class
High Yield Portfolio
Long-Term U.S. Government Portfolio
Low Duration Portfolio
Short-Term Portfolio
Real Return Portfolio
Total Return Portfolio

Dated April 22, 2005

Contracts Funded by Separate Account             Name of Separate Account
------------------------------------             ------------------------

Policy Form Numbers: LN620, LN621                Connecticut General Life Insurance Company
                                                 Separate Account 02,
                                                 Est. February 23, 1996

Policy Form Numbers: GLN650, LN601, LN604, LN613 Connecticut General Life Insurance Company
                                                 for Separate Account FE,
                                                 Est. March 20, 1997

Policy Form Numbers: GLN650, LN601, LN604, LN613 Connecticut General Life Insurance Company
                                                 for Separate Account GR,
                                                 Est. May 16, 2000

Policy Form Numbers: GLN650, LN601, LN604, LN613 Connecticut General Life Insurance Company
                                                 for Separate Account HB,
                                                 Est. April 15, 2002

                                                 Connecticut General Life Insurance Company,
                                                 for Separate Account LM

                                                 Connecticut General Life Insurance Company,
                                                 for Separate Account MHS

                                                 Connecticut General Life Insurance Company,
                                                 for Separate Account GT

                                     Connecticut General Life Insurance Company, for Separate Account SV

                                     Connecticut General Life Insurance Company, for Separate Account PG

                                     CG Variable Life Insurance Separate Account A

Policy Form Number: LN613            Connecticut General Life Insurance Company,
                                     for Separate Account T2

Policy Form Numbers: LN601 and LN650 Connecticut General Life Insurance Company,
                                     for Separate Account 5R

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